Exhibit 99.3

Grace Therapeutics Announces Private Placement Financing of up to $30 Million

Financing led by Nantahala Capital and ADAR1 Partners, LP with participation from new and existing healthcare-focused institutional investors

$15 million in upfront gross proceeds with the potential to receive up to an additional $15 million in potential warrant exercise proceeds for an aggregate of up to approximately $30 million in potential total gross proceeds

Princeton, NJ, February 10, 2025 (GLOBE NEWSWIRE)—Grace Therapeutics, Inc. (Nasdaq: GRCE), formerly Acasti Pharma Inc. (Grace Therapeutics or the Company), a late-stage, biopharma company advancing GTx-104, a clinical-stage, novel, injectable formulation of nimodipine being developed for IV infusion to address significant unmet medical needs in aneurysmal Subarachnoid Hemorrhage (aSAH) patients, today announced that it has entered into securities purchase agreements with new and existing healthcare focused institutional investors to raise up to approximately $30.0 million in potential total gross proceeds, consisting of initial upfront funding of approximately $15.0 million and the potential to receive up to an additional approximately $15.0 million upon cash exercise of accompanying warrants at the election of the investors.

The financing is being led by Nantahala Capital and ADAR1 Partners, LP, and includes participation from new and existing healthcare-focused institutional investors, including Stonepine Capital Management, among others.

TD Cowen is acting as the placement agent for the private placement. Craig-Hallum is acting as a financial advisor to the Company.

Pursuant to the terms of the securities purchase agreements, Grace Therapeutics will issue an aggregate of 4,418,292 shares of its common stock (or pre-funded warrants in lieu thereof) and accompanying common warrants to purchase up to an aggregate of 4,418,292 shares of its common stock (or a pre-funded warrant in lieu thereof) at a combined purchase price of $3.395 per share and accompanying warrants, in accordance with Nasdaq rules. The aggregate gross proceeds from the closing of the financing are expected to be approximately $15.0 million. The financing is expected to close on February 11, 2025, subject to the satisfaction of customary closing conditions.

Each common warrant will be exercisable for one share of common stock (or pre-funded warrants in lieu thereof) at an exercise price of $3.395 per share, will be immediately exercisable, and will expire on 5:00 p.m. (New York City time) on the earlier of (i) the 60th day after the date the U.S. Food and Drug Administration approves the New Drug Application for GTx-104 and (ii) September 25, 2028. The common warrants are being offered and sold at a purchase price of $0.125 per common warrant, which purchase price is included in the offering price per share and pre-funded warrant to be issued in the financing.  If all common warrants to be issued are exercised in full for cash, the Company will receive aggregate proceeds of approximately $15.0 million.

Grace Therapeutics intends to use the upfront net proceeds from the private placement for general corporate purposes and to fund pre-commercial development of GTx-104, a clinical stage, novel, injectable formulation of nimodipine being developed for IV infusion in aSAH patients to address significant unmet medical needs.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock purchased in the private placement and shares of common stock underlying the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About aneurysmal Subarachnoid Hemorrhage (aSAH)

aSAH is bleeding over the surface of the brain in the subarachnoid space between the brain and the skull, which contains blood vessels that supply the brain. A primary cause of such bleeding is the rupture of an aneurysm in the brain. The result is a relatively uncommon type of stroke (aSAH) that accounts for about 5% of all strokes and an estimated 42,500 U.S. hospital treated patients.

About GTx-104

GTx-104 is a clinical stage, novel, injectable formulation of nimodipine being developed for IV infusion in aSAH patients to address significant unmet medical needs. The unique nanoparticle technology of GTx-104 facilitates aqueous formulation of insoluble nimodipine for a standard peripheral IV infusion.

GTx-104 provides a convenient IV delivery of nimodipine in the Intensive Care Unit potentially eliminating the need for nasogastric tube administration in unconscious or dysphagic patients. Intravenous delivery of GTx-104 also has the potential to lower food effects, drug-to-drug interactions, and eliminate potential dosing errors. Further, GTx-104 has the potential to better manage hypotension in aSAH patients. GTx-104 has been administered in over 150 healthy volunteers and was well tolerated with significantly lower inter- and intra-subject pharmacokinetic variability compared to oral nimodipine.

About Grace Therapeutics

Grace Therapeutics, Inc. (Grace Therapeutics or the Company) (formerly Acasti Pharma Inc.) is a late-stage biopharma company with drug candidates addressing rare and orphan diseases. Grace Therapeutics’ novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery. Grace Therapeutic’s lead clinical assets have each been granted Orphan Drug Designation by the FDA, which provides seven years of marketing exclusivity post-launch in the United States, and additional intellectual property protection with over 40 granted and pending patents. Grace Therapeutics’ lead clinical asset, GTx-104, is an intravenous infusion targeting aneurysmal Subarachnoid Hemorrhage (aSAH), a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull. In February 2025, Grace Therapeutics announced that its Phase 3 STRIVE-ON safety trial for GTx-104 met its primary endpoint and provided evidence of clinical benefit over orally administered nimodipine.

For more information, please visit: www.gracetx.com

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Grace Therapeutics to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms "believes," "belief," "expects," "intends," "anticipates," "estimates", "potential," "should," "may," "will," "plans," "continue", "targeted" or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release, including statements regarding, the financing, the total investment amount raised in connection with the financing, the timing of the closing of the financing, the potential exercise of the warrants and gross proceeds generated by any warrant exercises, the future prospects of the Company’s GTx-104 drug candidate, the timing of the Company’s anticipated NDA submission for GTx-104, GTx-104’s potential to bring enhanced treatment options to patients suffering from aSAH, GTx-104’s potential to be administered to improve the management of hypotension in patients with aSAH, the ability of GTx-104 to achieve a pharmacokinetic and safety profile similar to the oral form of nimodipine, GTx-104’s potential to achieve pharmacoeconomic benefit over the oral form of nimodipine, GTx-104’s commercial prospects, and the size of the addressable market for GTx-104, are based upon Grace Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the Company may never receive proceeds from the exercise of the warrants, (ii) the financing may not close due to counterparty risk or otherwise, (iii) the success and timing of regulatory submissions of the Phase 3 STRIVE-ON safety trial for GTx-104; (iv) regulatory requirements or developments and the outcome and timing of the proposed NDA application for GTx-104; (v) changes to clinical trial designs and regulatory pathways; (vi) legislative, regulatory, political and economic developments; and (vii) actual costs associated with Grace Therapeutics' clinical trials as compared to management's current expectations. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2024, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and other documents that have been and will be filed by Grace Therapeutics from time to time with the Securities and Exchange Commission and Canadian securities regulators. All forward-looking statements contained in this press release speak only as of the date on which they were made. Grace Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

For more information, please contact:

Grace Therapeutics Contact:

Prashant Kohli
Chief Executive Officer
Tel: 450-686-4555
Email: info@gracetx.com
www.gracetx.com

Investor Relations:

LifeSci Advisors
Mike Moyer
Managing Director
Phone: 617-308-4306
Email: mmoyer@lifesciadvisors.com